Exhibit 10.41

March 24, 2025

E.P. Heerema Director

Allseas Investments SA

Route de Pra de Plan 18 1618 Châtel-St-Denis Switzerland

Chatel-St-Denis, Switzerland

E.P. Heerema Zaakvoerder

Argentum Cedit Virtuti NV

Wiegstraat 21 2000 Antwerp Belgium

Antwerp, Belgium

Re: Cancellation of Credit Facility and Extension of Working Capital Loan Agreement

Dear Mr. Heerema,

This letter agreement (this "Agreement") sets forth the mutual understanding and agreement between TMC the metals company Inc. ("TMC"), Allseas Investments S.A. ("Allseas"), and Argentum Cedit Virtuti NV ("Argentum") regarding (i) the cancellation of the unsecured credit facility, which was originally established pursuant to the Unsecured Credit Facility Agreement, dated March 22, 2023, as amended on July 31, 2023, and March 22, 2024 (the "Credit Facility"), and (ii) the extension of the existing working capital loan, which was established pursuant to the Working Capital Loan Agreement dated September 9, 2024, as amended on October 18, 2024 (the "Loan Agreement").

1.	Cancellation of Credit Facility

TMC and Argentum hereby confirm that the credit facility is cancelled in its entirety. Each party acknowledges that no amounts are outstanding under the Credit Facility and that that no further rights or obligations shall arise under or in connection with it, except for TMC’s obligation to pay Argentum the Underutilization Fee, as calculated in accordance with the Credit Facility.

2.	Extension of Loan Agreement

In consideration of the mutual undertakings herein, the parties agree that the Repayment Date of the Loan under the Loan Agreement shall be extended to September 30, 2025. The parties further agree that principal and interest on the Loan will be repayable at the Repayment Date (i.e., September 30, 2025). All other terms and conditions of the Loan Agreement shall remain in full force and effect.

3.	General Provisions

3.1.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.2.	This Agreement shall be governed by and construed in accordance with the laws of England, and the parties submit to the exclusive jurisdiction of the English courts.

3.3.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by electronic means shall be deemed effective as an original.

Please confirm your agreement to the foregoing by executing this Agreement where indicated below. Sincerely,

TMC THE METALS COMPANY INC.

By:	/s/ Gerard Barron

Name:	Gerard Barron
Title:	Chief Executive Officer

AGREED AND ACCEPTED: ALLSEAS INVESTMENTS SA

By:	/s/ E.P. Heerema

Name:	E.P. Heerema
Title:	Director

ARGENTUM CEDIT VIRTUTI NV

By:	/s/ E.P. Heerema

Name:	E.P. Heerema
Title:	Zaakvoerder

Date: March 24, 2025